UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2009

CONOLOG CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-8174	22-1847286

(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.
of incorporation)

5 Columbia Road, Somerville, New Jersey 08876

(Address of principal executive offices) (Zip Code)

(908) 722-8081

(Registrant’s telephone number, including area code)

Copies to: David B. Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700 (212) 930-9725 (fax)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on August 6, 2009, Conolog Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”), dated as of August 3, 2009 ( the “Closing Date”), with three investors, pursuant to which it sold an aggregate of One Million Dollars of its principal amount of secured convertible notes (the “Notes”). On the Closing Date the Company received gross proceeds of $500,000 and $500,000 (the “Escrowed Funds”) was placed in escrow pursuant to an Escrow Agreement between the Company, the Subscribers and Grushko & Mittman, as escrow agent. Pursuant to the Subscription Agreement, the Company had to file a preliminary proxy statement with the Securities and Exchange Commission by September 2, 2009 seeking approval for the transactions contemplated by the Subscription Agreement and the Company must obtain approval of its shareholders within 90 days of the Closing Date (125 days if the SEC reviews the proxy statement.). Provided shareholder approval is obtained (the “Shareholder Approval”), the Company will receive the Escrowed Funds. In the event that the Shareholder Approval was not obtained (“Shareholder Rejection”), the amount of the Note would decrease to $500,000 and the Escrowed Funds will be returned to the Subscribers. On September 24, 2009, the Shareholder Approval was obtained. As a result, the Escrowed Funds were released and after the payment of fees in the amount of $50,000 to Garden State Securities, Inc., the placement agent for the transaction, the Company received net proceeds of $450,000 (prior to the deduction of other fees and expenses related to the Offering).

The issuance and sale of the securities pursuant to the Subscription Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection of the Private Placement. The issuance of the warrant to the selling agent (including its employees and affiliates) was made in reliance upon the exemption provided in Section 4(2) of the Securities Act.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

N/A

(b) Proforma Financial Information.

N/A

(c) Shell Company Transactions.

N/A

(d) Exhibits

Exhibit Number	Description

99.1 Subscription Agreement (incorporated by reference to the 8-K filed by the Company with the Securities and Exchange Commission on August 6, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

September 30, 2009
/s/ Robert Benou

Robert Benou Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1 Subscription Agreement (incorporated by reference to the 8-K filed by the Company with the Securities and Exchange Commission on August 6, 2009)